UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, 6th Floor

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 822-4429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2010, NightHawk Radiology Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Virtual Radiologic Corporation, a Delaware corporation (“vRad”), and Eagle Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of vRad (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and as a wholly-owned subsidiary of vRad (the “Merger”). vRad and Merger Sub are affiliates of Providence Equity Partners L.L.C.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock (including restricted stock) of the Company, other than shares owned by the Company, vRad or Merger Sub and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, will be automatically converted into the right to receive $6.50 in cash, without interest (the “merger consideration”). Each outstanding stock option of the Company will vest in full and be converted into the right to receive an amount in cash equal to (i) the number of shares underlying such option multiplied by (ii) the excess (if any) of the merger consideration, without interest, over the exercise price per share of such option. Each restricted stock unit of the Company will be converted into the right to receive a cash payment equal to the merger consideration that the holder would have been entitled to receive had such restricted stock unit been vested in full.

The Merger Agreement contains a “go-shop” provision pursuant to which the Company and its representatives may solicit, provide information to, and engage in discussions with third parties with respect to alternative acquisition proposals for a 30-day period beginning on the date of the Merger Agreement. After the 30-day “go-shop” period, the Company and its representatives will be subject to “no-shop” restrictions on their ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. None of the “no-shop” restrictions shall apply for a 25-day period following the 30-day “go-shop” period with respect to any person or persons (any such person, an “Excluded Party”) from whom the Company received a written acquisition proposal during the “go-shop” period, if the Company’s board of directors (the “Company Board”) determines in good faith such person’s alternative proposal constitutes a Superior Proposal (defined below) or is reasonably likely to lead to a Superior Proposal. If the Company and any Excluded Party fail to enter into a definitive agreement during such 25-day period following the 30-day “go shop” period, such person shall cease to be an “Excluded Party” for purposes of the Merger Agreement. In addition, the restrictions on the Company’s ability to provide information and engage in discussions with third parties shall not apply to persons from which the Company has received a written acquisition proposal not solicited in violation of the Merger Agreement if the Company Board determines in good faith such person’s alternative proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and the failure to provide such information or engage in discussions would be inconsistent with the Company Board’s fiduciary obligations.

The Company Board is obligated to recommend that the Company’s stockholders adopt the Merger Agreement, subject to certain “fiduciary-out” provisions described herein and in the paragraph below. The Company Board may, prior to the time stockholder approval is obtained and if the Company Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties to the stockholders under applicable law, make a change in its recommendation with respect to the transaction contemplated by the Merger Agreement and enter into a definitive agreement with respect to an acquisition proposal, if, in response to a bona fide written all cash acquisition proposal which the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel and taking into consideration all financial, regulatory, legal and other aspects of such acquisition proposal, including whether the proposed transaction is (i) subject to a financing contingency, (ii) is reasonably likely to be consummated in accordance with its terms and (iii) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view, than the terms set forth in the Merger Agreement (a “Superior Proposal”). The Company must provide vRad with at least four business days advance written notice (the “Notice Period”), advising vRad of the Company Board’s intention to change its recommendation to the Company’s stockholders or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, provide vRad in writing the material terms and conditions of a Superior Proposal and a copy of the relevant proposed transaction documents with the party making the Superior Proposal, the identity of the party making such proposal and a copy of other material documents, and must discuss with vRad, to the extent vRad wishes to do so, any proposed changes by vRad to the terms of the Merger Agreement as to permit the Company Board not to effect a change of its recommendation to the Company’s stockholders or to terminate the Merger Agreement in response to a Superior Proposal. In addition, following the Notice Period, and taking into account any revised proposal made by vRad since the commencement of the Notice Period, the Company Board must then determine in good faith after consultation with its outside legal counsel and financial advisors that the Company Board is required to change its recommendation to the Company’s stockholders in the exercise of its fiduciary duties, and, if in connection with a Superior Proposal, determine that the Superior Proposal remains a Superior Proposal. Moreover, in the event of any material change to the material terms of a Superior Proposal, the Company must deliver to vRad an additional notice, which must comply with the information provided in any prior notice.

In addition, the Merger Agreement also contains a “fiduciary-out” provision which provides that the Company Board may, prior to the time stockholder approval is obtained and if the Company Board determines in good faith after consultation with its outside legal counsel and financial advisor that the failure to do so would be inconsistent with its fiduciary duties to the stockholders under applicable law, make a change in its recommendation with respect to the transaction contemplated by the Merger Agreement if such actions are directly related to a material event, fact, circumstance, development or occurrence that affects the assets, business results or operations of the Company (other than an acquisition proposal) that is unknown to, and not reasonably foreseeable by, the Company Board as of the date of the Merger Agreement. The Company must provide vRad with at least four business days advance written notice, advising vRad of its intention to change its recommendation to the Company’s stockholders or to terminate the Merger Agreement, provide vRad a written description of the material events, facts, circumstances, developments or occurrences that precipitates such change, the Company must discuss with vRad, to the extent vRad wishes to do so, any proposed changes by vRad to the terms of the Merger Agreement as to permit the Company not to effect a change of its recommendation to the Company’s stockholders.

The Merger Agreement contains certain termination rights for both the Company and vRad. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay vRad a termination fee of $6.6 million; provided that if the Company enters into a definitive agreement with an Excluded Party with respect to a Superior Proposal during, or within 25 days after, the “go-shop” period, the termination fee would be $3.7 million. In addition, the Company is obligated under the Merger Agreement to reimburse vRad for an amount not to exceed $2.4 million for documented reasonable out of pocket fees and expenses incurred by vRad and its affiliates under certain circumstances; however, such reimbursement would reduce the amount of any termination fee that becomes due and payable.

Consummation of the Merger is not subject to a financing condition but is subject to customary conditions to closing, including the approval of a majority of the Company’s stockholders and receipt of requisite regulatory approvals.

Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance against vRad to enforce vRad’s obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company Board unanimously approved the Merger Agreement.

On September 27, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, vRad, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward Looking Statements

This Current Report on Form 8-K may contain statements, including statements regarding whether the Merger will be consummated and timing of the Merger, that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, such as market and economic conditions, the Company’s future performance, the requirement of approval of the Company’s stockholders, the results of the “go-shop” and regulatory risks, that may cause the conditions to the closing of the Merger not to be satisfied. As a result, the Company cannot offer any assurances that the Merger will close, or if the Merger closes, any assurances regarding the timing of closing.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission a proxy statement and relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by contacting the Company’s Investor Relations department by e-mail at aclegg@nighthawkrad.net or by phone at (866) 400-4295. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decisions with respect to the proposed transaction. The Company and its directors, executive officers, and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different from those of the Company’s stockholders generally) is included in the Company’s proxy statements and Annual Report on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available for free at the SEC’s web site at www.sec.gov and at the Investor Relations page of the Company’s web site at www.nighthawkrad.net.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 26, 2010, by and among the Company, vRad, and Merger Sub.*

99.1	Joint Press Release, dated September 27, 2010, issued by the Company and vRad.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 26, 2010, by and among the Company, vRad, and Merger Sub.*

99.1	Joint Press Release, dated September 27, 2010, issued by the Company and vRad.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.